UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2003

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation	0-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW		20016
Washington, DC		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 202-752-7000

Item 5. Other Events.

     On May 23, 2003, Fannie Mae (formally, the “Federal National Mortgage Association”), issued its quarterly business activity supplement for the first quarter of 2003. A copy of the supplement is filed as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable
(c)	Exhibits.

An index to exhibits has been filed as part of this Report immediately following the signature page, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Leanne G. Spencer

Leanne G. Spencer
Senior Vice President and Controller

Date: May 23, 2003

EXHIBIT INDEX

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Quarterly business activity supplement for the first quarter of 2003, issued by Fannie Mae on May 23, 2003.